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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                          Date of report: June 14, 2001
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


              000-23463                                  13-3963667
         (Commission File No.)                       (I.R.S. Employer
                                                    Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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Item 2.   Acquisition or Disposition of Assets


         Pursuant to the plan of liquidation (the "Plan of Liquidation") of Philips International Realty Corp., a Maryland corporation (the "Company"), approved by the stockholders of the Company on October 10, 2000, and as more fully described in the Company's special meeting proxy statement dated September 8, 2000 (the "Proxy Statement"), the Company has disposed of the following property:

         On June 14, 2001, the Company completed the sale of its redevelopment site located in Lake Worth, Florida (the "Lake Worth Property") to certain former unit holders of Philips International Realty, L.P., including Philip Pilevsky, the Company's Chairman and Chief Executive Officer, for approximately $7.6 million in cash, pursuant to the Amended and Restated Purchase and Sale Agreement dated as of June 20, 2000, by Philips International Realty, L.P., a Delaware limited partnership, Philips Lake Worth Corp., a New York corporation, and Philip Pilevsky.

         The aggregate consideration received by the Company for the sale of the Lake Worth Property, together with the consideration received by the Company in connection with the November 2000 distribution to Mr. Pilevsky and certain other former unit holders of Philips International Realty, L.P. of the Company's four
(4) shopping center properties located in Hialeah, Florida (collectively, the "Hialeah Properties") and the consideration received by the Company in connection with the December 2000 sale of the Company's redevelopment property located on Third Avenue in New York, New York (the "Third Avenue Property"), were determined as a result of an analysis conducted by Louis J. Petra, the Company's President, which resulted in an aggregate fair value determination of approximately $131 million. The Company also retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to render a fairness opinion to the effect that the aggregate consideration to be received by the Company for the Hialeah Properties, Third Avenue Property and Lake Worth Property is fair to the Company from a financial point of view. A special committee consisting of the four independent members of the Company's Board of Directors approved the three transactions. The factors considered in determining the consideration for the Hialeah Properties, the Third Avenue Property and the Lake Worth Property include their historical and expected cash flow, the risks with respect to future redevelopment potential (including adverse possession, zoning, construction, financing and marketing), the nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and other factors including, but not limited to, those set forth in the Proxy Statement.

         Pursuant to the Plan of Liquidation, the Board of Directors of the Company has declared a second liquidating distribution of $1.00 per share which will be payable on July 9, 2001. The record date is July 2, 2001. However, shareholders must continue to own their shares up to and including July 9, 2001 in order to be entitled to the second liquidating distribution of $1.00 per share. Effective June 28, 2001, the Company's shares will be traded on the New York Stock Exchange with due bills which entitle the owner of the stock to receipt of the distribution. The Company's stock will be traded ex-dividend after the payment date of July 9, 2001.


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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits


         (b) Pro forma financial information relative to the sale reported herein and required pursuant to Article 11 of Regulation S-X is not included herein, but will be filed by an amendment to this Form 8-K within sixty (60) days from the date hereof.

         (c)      The Company hereby furnishes the following exhibits:

                  99.1 News Release of the Company dated June 21, 2001.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 29, 2001


                                      PHILIPS INTERNATIONAL REALTY CORP.
                                                 (Registrant)


                               By: /s/ Carl Kraus
                                   ---------------------------------------
                                  Carl Kraus
                                  Chief Financial Officer